UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2011

BIDGIVE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49999 (Commission File Number)	13-4025362 (IRS Employer Identification No.)

175 South Main Street

Fifteenth Floor

Salt Lake City, Utah 84111

(Address of Principal Executive Offices, Zip Code)

(972) 943-4185

 (Registrant's Telephone Number, Including Area Code)

___________________________________________________-

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01

Changes in Registrant’s Certifying Accountant.

Dismissal of Chisolm, Bierwolf, Nilson & Morrill, LLC (“CBNM”)

On April 5, 2011 the Company received notice that CBNM is no longer an active firm.  CBNM’s report on the Company’s financial statements for the year ended December 31, 2009 did not contain an adverse opinion or disclaimer of opinion. The Board of Directors approved the decision to dismiss CBNM as the Company’s principal independent accountant. During the Company’s two most recent fiscal years and any subsequent period prior to dismissal, other than as set forth herein, there were no disagreements with CBNM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of CBNM, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

Except as described below, the audit reports of CBNM since its engagement on those consolidated financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles.  CBNM’s audit report relating to the audit of the Company’s financial statements for the year ended December 31, 2009 indicated the auditors’ substantial doubt about the Company’s ability to continue as a going concern because, at that time, the Company had incurred significant annual losses, had a negative working capital, and had not yet established an ongoing source of revenues sufficient to cover its operating costs. CBNM stated that the Company’s ability to continue as a going concern is dependent upon its ability to become profitable.

As of the date of this Current Report, the Company has provided representatives of CBNM with a copy of the disclosures it is making in response to this Item 4.01. The Company has requested that CBNM’s representative furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 of this Current Report and, if not, stating the respects in which it does not agree.

Engagement of Peter Messineo, CPA.

On April 5, 2011 the Company retained Peter Messineo, CPA to serve as the Company’s principal independent accountant. During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging Peter Messineo, CPA, neither the Company (or someone on its behalf) consulted with Peter Messineo, CPA on either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report was provided to the Company or oral advice was provided that Peter Messineo, CPA concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or Any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions to Item 304(a)(2) of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) to Item 304(a)(2) of Regulation S-K)

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter of agreement from Chisholm, Bierwolf, Nilson & Morrill, LLC, dated April 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2011
By: /s/ David M. Rees
Name: David M. Rees Title: President